UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Amendment No.

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	November 18, 2011

BOOMERANG SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-10176	22-2306487
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 Madison Avenue Morristown, NJ 07960
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:	(973) 538-1194

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 18, 2011, Boomerang Systems,  Inc. (the “Company”) issued to subscribers (“Subscribers”) 6% convertible promissory notes due on November 18, 2016 (“Notes”) in the aggregate principal amount of approximately $1.35 million and warrants to purchase common stock (“Warrants” and collectively with the Notes, the “Securities”) of the Company, par value $.001 per  share (“Common Stock”)  in a private placement (the “Offering”) for which the Company received cash proceeds of approximately $1.25 million and the cancellation of approximately $100,000 of indebtedness.  For each $100,000 invested, a Subscriber was issued a $100,000 principal amount Note and Warrants to purchase 23,530 shares of the Company’s Common Stock.  The Securities were issued as a part of a larger offering (as reported on the Form 8-K filed on November 7, 2011) in which the Company raised an aggregate amount of approximately $3.95 million. These Securities have the same terms as those issued on November 1, 2011, as reported on the Form 8-K filed on November 7, 2011.

In connection with the Offering, the following related party of the Company converted indebtedness in the amount and for the Notes and Warrants listed below.

Name	Indebtedness Converted	Notes issued in Offering	Warrants issued in Offering
Mark R. Patterson Revocable Trust(1)	$100,000	$100,000	23,530

(1) Mark R. Patterson, is the Company’s Chief Executive Officer and director.

The Notes are convertible into Common Stock at $4.25 per share (the “Conversion Price”), subject to weighted average adjustment for issuances of common stock or common stock equivalents below the Conversion Price, subject to certain exceptions.

Interest accrues on the Notes at 6% per annum.   Interest is payable quarterly, commencing on December 31, 2011, at the Company’s option, interest may be payable in: (i) cash or (ii) shares of the Common Stock.  If the Company elects to pay interest in shares of its Common Stock on an interest payment date, the number of shares issuable will be equal to the quotient obtained by dividing the amount of accrued and unpaid interest payable on such interest payment date by the lesser of: (i) the Conversion Price, and (ii) the average of the last sale price of the Common Stock during the ten (10) consecutive trading days ending on the fifth (5th) trading day immediately preceding such interest payment date (the “Average Price”), if the average daily trading volume (the “ADTV”) of the Common Stock for the ten (10) trading days prior to the interest payment date is less than $100,000 per day, provided, however if the ADTV is equal to or greater than $100,000, it will be the Average Price, and not the Conversion Price.

The outstanding principal amount of the Notes and accrued and unpaid interest thereon will automatically convert into a number of shares of Common Stock determined by dividing the outstanding principal amount of the Notes plus accrued and unpaid interest thereon, by the Conversion Price in effect on the mandatory conversion date.  The mandatory conversion date is the  date on which (i) the last sale price of the Common Stock on 20 of the 30 immediately preceding trading days equals or exceeds 200% of the Conversion Price; (ii) the shares issuable upon conversion of the Notes are eligible for resale under an effective registration statement and/or Rule 144 promulgated under the Securities Act of 1933, as amended, without restriction as to volume or manner of sale and (iii) the ADTV during such 30 trading day period equals or exceeds $500,000.

If an event of default as defined in the Notes exists, the holder may declare the entire principal of, and all interest accrued and unpaid on, the Note then outstanding to be, due and payable.

For so long as the Notes are outstanding, without the prior written consent of the holders of at least a majority of the aggregate principal amount of the Notes, the Company may not:

•
create, incur, assume or suffer to exist, any indebtedness, contingent and otherwise, which should, in accordance with generally accepted accounting principles consistently applied, be classified upon the Company's balance sheet as liabilities and which would be senior or pari passu in right of payment to the Notes, except for: (i) secured or unsecured debt issued to a bank or financial institution on commercially reasonable terms, or (ii) any other debt not to exceed $5 million, individually, or in the aggregate;

•
and may not permit its subsidiaries to, engage in any transactions with any officer, director, employee or any affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $50,000, other than: (i) for payment of reasonable salary for services actually rendered, as approved by the Board of Directors of the Company as fair in all respects to the Company, (ii) reimbursement for expenses incurred on behalf of the Company (iii) transactions and written arrangements in existence on the date of the initial issuance of the Notes, and any amendments, modifications, cancellations, terminations, limitations and waivers approved by a majority of the independent disinterested directors of the Company; and

•
and may not permit any subsidiary to: (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock or such subsidiaries (other than dividends and distributions from a subsidiary to the Company) or (ii) purchase or otherwise acquire for value, directly or indirectly, any shares or other equity security of the Company, other than the Notes or Warrants.

The Warrants are exercisable at $4.25 per share, subject to weighted average adjustment for issuance below the exercise price, subject to certain exceptions.  Cashless exercise is permitted if the average trading volume of the Company’s Common Stock during at least five (5) of the ten (10) consecutive trading days immediately preceding the date of the notice of exercise is at least 10,000 shares, and will be based upon the average of the last sale price of the Common Stock during the five (5) consecutive trading days prior to the notice of exercise.  In certain instances, a holder shall not be permitted to exercise the Warrant if such exercise would result in such holder’s total ownership of the Company’s Common Stock exceeding 4.9%.  The Warrants expire on November 18, 2016.

In connection with the Offering, the Company paid a placement agent a cash fee of approximately $59,883 for its services as placement agent.  The Company issued to the placement agent warrants (the “Placement Agent Warrants”) to purchase 27,293 shares of Common Stock.  The Placement Agent Warrants expire on November 18, 2016 and contain substantially the same terms as those issued to Subscribers.

The Company also entered into a registration rights agreement with the Subscribers.  Pursuant to the registration rights agreement, the Company agreed to file a registration statement within 90 days after the closing date of the Offering (the “Closing Date”) to register for resale the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants and Placement Agent Warrants (collectively, the “Registrable Shares”).  In the event that the SEC limits the number of Registrable Shares that may be included in the registration statement, the Company shall include only those Registrable Shares permitted by the SEC and shall file additional registration statements at the earliest practical date as the Company is permitted to do so in accordance with SEC guidelines.  The Company shall use its best efforts to cause (i) the Registration Statement to be effective within 150 days of the Closing Date, and (ii) any additional registration statements to be declared effective within 90 days of the required filing date.

In the event that a registration statement is not filed or declared effective by the SEC by the applicable deadline, the Company will pay to the holders of Registrable Shares an amount equal to 1% of the original principal amount of the investor’s Note, multiplied by a fraction with the numerator equal to the number of Registrable Shares that were required to be included in the Registration Statement which is not so filed, declared effective or maintained and otherwise are unsold at the time of such failure and the denominator equal to the sum of the total number of shares issued or issuable to the Investor upon conversion of the Notes and exercise of the Warrants purchased pursuant to the Subscription Agreement and owned by such holder.

The foregoing brief summary of the Notes, Warrants, Placement Agent Warrants and Registration Rights Agreement is not intended to be complete and is qualified in its entirety by reference to the documents which will be filed with the Securities and Exchange Commission.

The securities sold in the Offering have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 3.02 Unregistered Sales of Equity Securities.

On November 18, 2011, the Company issued the Notes convertible into an initial aggregate amount of approximately 317,652 shares of Common Stock, Warrants to purchase an initial aggregate amount of 317,652 shares of Common Stock and Placement Agent Warrants to purchase an initial amount of 27,293 shares of Common Stock. The terms of the Notes, Warrants and Placement Agent Warrants are described above in Items 1.01 and 2.03 which are incorporated herein.

The Company maintains that the issuance of these securities is exempt under the Securities Act of 1933, as amended, in reliance upon the provisions of Section 4(2) and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering. No underwriters were employed in the transaction. The securities will be deemed restricted securities for purposes of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOMERANG SYSTEMS, INC.

Date:	November 25, 2011	By:	/s/ Mark R. Patterson
Mark R. Patterson
Chief Executive Officer